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                                                                   Exhibit 3.17


                    RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                  GENERAL DYNAMICS INFORMATION SYSTEMS, INC.

                             --------------------
                   PURSUANT TO SECTIONS 242 AND 245 OF THE
                       DELAWARE GENERAL CORPORATION LAW
                             --------------------


                  General Dynamics Information Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  1. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on November 13, 1997. The name under which the Corporation was incorporated was General Dynamics Computing Devices International, Inc.

                  2. This Restated Certificate of Incorporation restates, integrates and also further amends the Certificate of Incorporation of the Corporation, as heretofore in effect. This Restated Certificate of Incorporation has been adopted by the Board of Directors and by the affirmative unanimous vote of the stockholders of the Corporation pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, and is as follows:

                  FIRST: The name of the corporation (hereinafter called the "corporation") is General Dynamics Information Systems, Inc.

                  SECOND: The address, including street number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, 19805, County of New Castle and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

                  THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 1000, with a par value of $1.00 per share. All such shares are of one class and are shares of Common Stock.

                  FIFTH:  The corporation is to have perpetual existence.

                  SIXTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code order a meeting


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of the creditors or class of creditors, and/or of the stockholders or class or stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                  SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. No election of directors need be by written ballot.

                  2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

                  EIGHTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification. Nothing herein shall limit or otherwise affect the obligation or right of the Corporation to indemnify its directors pursuant to the provisions of this Certificate of Incorporation, the by-laws of the Corporation or as may be permitted by the General Corporation Law of the State of Delaware.

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                  NINTH: The board of directors of the Corporation may, by
resolution adopted from time to time, indemnify such persons as permitted by the General Corporation Law of the State of Delaware as amended from time to time. The board of directors of the Corporation may, by resolution adopted from time to time, purchase and maintain insurance on behalf of such persons as permitted by the General Corporation Law of the State of Delaware as amended from time to time.

                  TENTH: The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                  ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on 22 January 1999.

                                                GENERAL DYNAMICS INFORMATION
                                                SYSTEMS, INC.


                                                By: /s/ Margaret N. House
                                                    ________________________
                                                Its:  Secretary
                                                      ______________________


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